Exhibit 99.1

PRESS RELEASE

2/15/17

Carlisle Companies Appoints Robert Roche Vice President and Chief Financial Officer Effective February 15, 2017

SCOTTSDALE, ARIZONA, February 15, 2017 - Carlisle Companies Incorporated (NYSE:CSL) is pleased to announce the appointment of Robert Roche as Vice President and Chief Financial Officer effective February 15, 2017.  Steven J. Ford will continue to serve as Vice President, Secretary and General Counsel of the Company and retain responsibility for managing the Company’s investor relations.

“We are fortunate to have Bob Roche join the Carlisle executive team,” said D. Christian “Chris” Koch, Carlisle’s President and Chief Executive Officer.  “The growth of Carlisle has resulted in the need for more capacity in our M&A, finance, legal and investor relations functions.  The addition of Bob, with his deep M&A integration and operational finance experience, will be a key piece of our emphasis on finance and business process improvement going forward as we roll out the Carlisle Operating System throughout the enterprise.  The addition of Bob will also allow Steve to devote more time to manage our investor relations and legal matters.”  Mr. Koch continued, “I thank Steve for his tenure as Chief Financial Officer, and I am pleased that Steve will remain a member of the strong team at Carlisle and continue to provide the team with sound counsel derived from his many years of employment with Carlisle.”

Mr. Roche joins Carlisle from Johnson Controls plc where he most recently served as JCI/Tyco Merger Integration Lead leading, with his counterpart from Johnson Controls, the integration, planning and execution for the successful combination for Johnson Controls and Tyco International plc.  Mr. Roche joined Tyco in 2003 and has held several senior operating and finance positions including Senior Vice President of Finance, Senior Vice President and Chief Operating Officer and Senior Vice President, Corporate Audit Services.  Mr. Roche is a CPA and holds a BS in Accounting from the University of Scranton and an MBA in Finance and International Business from the Leonard N. Stern School of Business at New York University.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements generally use words such as “expect,” “foresee,” “anticipate,” “believe,” “project,” “should,” “estimate,” “will,” “plans,” “forecast,” and similar expressions, and reflect our expectations concerning the future.  It is possible that our future performance may differ materially from current expectations expressed in these forward-looking statements, due to a variety of factors such as: increasing price and product/service competition by foreign and domestic competitors, including new entrants; technological developments and changes; the ability to continue to introduce competitive new products and services on a timely, cost-effective basis; our mix of products/services; increases in raw material costs which cannot be recovered in product pricing; domestic and foreign governmental and public policy changes including environmental and industry regulations; threats associated with and efforts to combat terrorism; protection and validity of patent and other intellectual property rights; the successful integration and identification of our strategic acquisitions; the cyclical nature of our businesses; and the outcome of pending and future litigation and governmental proceedings. In addition, such statements could be affected by general industry and market conditions and growth rates, the condition of the financial and credit markets, and general domestic and international economic conditions including interest rate and currency exchange rate fluctuations.  Further, any conflict in the international arena may adversely affect general market conditions and our future performance.  We refer you to the documents we file from time to time with the Securities and Exchange Commission, such as our reports on Form 10-K, Form 10-Q and Form 8-K, for a discussion of these and other risks and uncertainties that could cause our actual results to differ materially from our current expectations and from the forward-looking statements contained in this press release.  We undertake no obligation to update any forward-looking statement.

About Carlisle Companies Incorporated

Carlisle Companies Incorporated is a global diversified company that designs, manufactures and markets a wide range of products that serve a broad range of niche markets including commercial roofing, energy, agriculture, mining, construction, aerospace and defense electronics, medical technology, foodservice, healthcare, sanitary maintenance, transportation, general industrial, protective coating, wood, specialty and auto refinishing. Through our group of decentralized operating companies led by entrepreneurial management teams, we bring innovative product solutions to solve the challenges facing our customers. Our worldwide team of employees, who generated $3.7 billion in net sales in 2016, is focused on continuously improving the value of the Carlisle brand by developing the best products, ensuring the highest quality and providing unequaled customer service in the many industries we serve. Learn more about Carlisle at www.carlisle.com.

CONTACT:	Steven J. Ford
Vice President, Secretary and General Counsel
Carlisle Companies Incorporated
(480) 781-5000

http://www.carlisle.com